D-Wave Deemed “Awardable” Vendor for US Department of Defense Chief Digital and Artificial Intelligence Office’s Tradewinds Solutions Marketplace
Designation simplifies a procurement path for DoD customers to access powerful annealing quantum computing technologies and solutions to assist with achieving mission objectives

PALO ALTO, Calif. – October 31, 2024 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced it has achieved “Awardable” status through the Chief Digital and Artificial Intelligence Office’s (CDAO) Tradewinds Solutions Marketplace.

The Tradewinds Solutions Marketplace is the premier offering of the Department of Defense’s (DoD’s) suite of tools and services for accelerating the procurement and adoption of emerging technologies. The marketplace will now include D-Wave’s annealing quantum computing technology alongside other offerings like Artificial Intelligence (AI)/Machine Learning (ML), data, and analytics capabilities.

“It is an honor to be included in the Tradewinds Solutions Marketplace for our innovative technology and potential ability to help DoD solve complex real-world challenges,” said Dr. Alan Baratz, CEO of D-Wave. “The “Awardable” status on the marketplace signifies that our technology meets the high standards required to sell to the US government. D-Wave has a long history of developing quantum applications to address national security problems, and we look forward to working with US defense operations to help them achieve mission objectives.”

D-Wave works with businesses, research institutions and government agencies to provide quantum optimization for public and private sector areas, including logistics and manufacturing, staff scheduling, new drug discovery, sustainability, materials simulation, and more.

“D-Wave is unique in that we are the only company that has a real-time cloud accessible quantum computer and quantum optimization applications in production today,” said Lorenzo Martinelli, CRO of D-Wave. “These critical technological achievements in quantum computing can move the Department of Defense beyond research to using technology that could help provide solutions today to challenges facing DoD and its service branches.”

To become designated as “Awardable” on the Tradewinds marketplace, D-Wave worked with Clipper Defense and submitted a video, accessible only to government customers, that presents actual use cases in which companies developed quantum optimization applications including supply chain optimization and transportation logistics. Our video outlines other potential optimization problems facing DoD.

D-Wave was recognized among a competitive field of applicants to the Tradewinds Solutions Marketplace whose solutions demonstrated innovation, scalability, and potential impact on DoD missions. Government customers interested in viewing the video solution can create a Tradewinds Solutions Marketplace account at tradewindAI.com.

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About D-Wave
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory. D-Wave's global operations are based in Palo Alto, CA.
About Tradewinds Solutions Marketplace
The Tradewinds Solutions Marketplace is a digital repository of post-competition, readily awardable pitch videos that address the Department of Defense’s (DoD) most significant challenges in the Artificial Intelligence/Machine Learning (AI/ML), data, and analytics space. All awardable solutions have been assessed through complex scoring rubrics and competitive procedures and are available to Government customers with a Marketplace account. Government customers can create an account at www.tradewindai.com. Tradewinds is housed in the DoD’s Chief Digital Artificial Intelligence Office.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contacts:
For more information or media requests about Tradewinds, contact: Success@tradewindai.com

For more information or media requests about D-Wave, contact:
Alex Daigle, media@dwavesys.com